1662

AMENDMENT #2

to

Collaboration and License Agreement

between

Biota Holdings Limited,

Biota Scientific Management Pty. Ltd.

and

Daiichi Sankyo Company, Limited

THIS AMENDMENT #2, effective as of March 27th, 2009 ("**Effective Date Amendment #2**") between **Biota Holdings Limited** ("**BHL**") and **Biota Scientific Management Pty. Ltd.** ("**BSM**") (BHL and BSM being jointly referred to as "**Biota**"), both being corporations organized and existing under the laws of Victoria, Australia, with offices at 10/585 Blackburn Road, Notting Hill, 3168 Australia, and **Daiichi Sankyo Company, Limited** ("**Daiichi Sankyo**"), a joint stock company organized and existing under the laws of Japan, with offices at 3-5-1, Nihonbashi-honcho, Chuo-ku, Tokyo, Japan sets forth the agreement between the Parties as follows:

Recitals

1. Whereas, Biota Holdings Limited and Sankyo Company, Limited ("Sankyo") entered into a Collaboration and License Agreement dated September 29, 2003 ("CLA"); and,

2. Whereas, Biota and Sankyo executed an Amendment #1 to the CLA dated June 30, 2005 ("Amendment #1"); and,

3. Whereas, Daiichi Sankyo acquired all rights and obligations of Sankyo under the CLA and Amendment #1 as a result of merger dated April 1, 2007; and,

4. Whereas, the Parties have agreed to further amend the terms and conditions of the CLA and to replace Amendment #1 with this Amendment #2;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties hereto agree to amend the CLA, and specifically to replace Amendment #1 with this Amendment #2, as follows:

1. Definitions for this Amendment #2

1.1 Any capitalized terms set forth in this Amendment #2 shall have the same meanings as those set forth in the CLA.

2. Definitions in CLA

2.1 Any capitalized terms set forth in the CLA using "Sankyo" shall be hereby replaced with the equivalent terms using "Daiichi Sankyo."

2.2 The CLA shall be amended by inserting the following new definitions:

"CS-8958" means the LANI Compound listed under the heading "Daiichi Sankyo Compounds" in Appendix D as of the Effective Date Amendment #2.

"FLUNET Compounds" means the LANI Compounds listed under the heading "Biota Compounds" in Appendix D as of the Effective Date Amendment #2.

"FLUNET Option Deadline" means the earlier of (i) three (3) months after the cessation of CS-8958 Development, or (ii) six (6) months after the first launch date of CS-8958 in Japan.

"Third Party Licensee" means a Licensee other than one of the Parties.

3. Amendment # 1

3.1 Biota and Daiichi Sankyo agree that the amendments to the CLA effected by Amendment #1 will be regarded as having never been made, with the effect that the CLA, in the form executed by BHL and Sankyo on September 29, 2003, will be regarded by the Parties as in force between them from that date up until the time immediately before the Effective Date Amendment #2.

4. Biota Scientific Management Pty. Ltd.

4.1 BSM is hereby added to the CLA as a Party. Wherever, the term "Biota" appears in the CLA or this Amendment #2, it shall apply to both BHL and BSM, unless the context otherwise requires. For clarity, any statement like "shared equally between the Parties" in the CLA or this Amendment #2 refers to fifty-fifty sharing between BHL and BSM on the one hand and Daiichi Sankyo on the other hand.

4.2 Recital 1 of the CLA shall be amended as follows:

"1. Biota Scientific Management Pty. Ltd owns certain patents and, together with Biota Holdings Limited, has expertise and know-how in the field of long-acting neuraminidase inhibitors and has synthesized and optimized several LANI Compounds (defined below) which may be suitable for preclinical and clinical development, and wishes to collaborate with a key partner in the development of LANI Compounds for Commercialization (defined below) worldwide."

4.3 Daiichi Sankyo agrees that BSM, as the primary holder of the Biota Technology, shall be responsible for carrying out Biota's responsibilities with respect to the Biota Technology under the CLA and all payments to be made to Biota under the CLA and this Amendment #2 shall be made to BSM.

4.4 Any notices to be given to Biota in accordance with Section 15 of the CLA shall be deemed to be given to both BHL and to BSM if given in the manner prescribed in Section 15 thereof.

5. Collaboration and Licenses

5.1 Section 3 of the CLA is hereby deleted and replaced by the following:

"3. Collaboration and Licenses

3.1 Collaboration

3.1.1 The Parties will collaborate in the Development of LANI Compounds and the licensing of Biota Technology and Daiichi Sankyo Technology to appropriate licensees on a worldwide basis.

3.1.2 The Parties will endeavour to incorporate into any license with a Third Party Licensee a requirement that a committee comprised of representatives of the Parties and the Third Party Licensee (and any other Third Party Licensee) ("Global Development and Commercialization Committee") be established. The Global Development and Commercialization Committee shall be a forum to:

(i) exchange information concerning Development and Commercialization activities; and

(ii) facilitate the co-ordination of activities in the various jurisdictions.

3.2 Licensing Committee

3.2.1. Establishment of LC. To facilitate the licensing of Biota Technology and Daiichi Sankyo Technology and the supervision and oversight of Third Party Licensees, the Parties will establish a joint committee ("Licensing Committee" or "LC").

3.2.2 Responsibilities of the LC. The LC shall be responsible for:

(i) overseeing the selection of Third Party Licensees and the development of license terms within the scope of the License Template;

(ii) overseeing the performance of Third Party Licensees under the relevant License Agreements, liaising with Third Party Licensees and providing Third Party Licensees with a point of contact with the Parties; and

(iii) organizing meetings of the Global Development and Commercialization Committee and discussing the issues to be addressed by that Committee prior to its meetings.

SR9 [handwritten initials]

3.2.3 Membership of LC. The LC shall be comprised of two (2) representatives from each of Biota and Daiichi Sankyo. Each Party's representatives, of which one (1) will be from the license or business development department and the other from the research and development or product development department, will have appropriate licensing and technical experience and knowledge, and ongoing familiarity with the LANI Compounds. Additional third party representatives, consultants or other employees representing technical or non-technical functional areas of a Party may from time to time, by mutual consent of the Parties, which consent shall not be unreasonably withheld, be invited to attend LC meetings (on a non-voting basis), subject to such representative's or consultant's written agreement to comply with the confidentiality requirements of Section 9. Unless otherwise agreed by the Parties, the LC shall have at least one representative with relevant decision-making authority from each Party such that the LC is able to effectuate all of its decisions within the scope of its responsibilities as described in Section 3.2.2 above. The representatives from each Party shall (i) coordinate and prepare the agenda and ensure the orderly conduct of the LC, (ii) attend (subject to below) each meeting of the LC, and (iii) prepare and issue minutes of each meeting within ten (10) business days thereafter accurately reflecting the discussions and decisions of the LC. Such minutes from each LC meeting shall not be finalized until the applicable representatives from each Party has reviewed and confirmed the accuracy of such minutes in writing. The representatives from each Party shall solicit agenda items from other LC members and provide an agenda along with appropriate information for such agenda reasonably in advance (to the extent possible) of any meeting. It is understood that such agenda shall include all items requested by either Party for inclusion therein.

3.3 Joint Project Team.

3.3.1. Establishment of JPT. To facilitate the collaboration referred to in Section 3.1.1 the Parties will establish a joint project team ("Joint Project Team" or "JPT").

3.3.2 Responsibilities of the JPT. The JPT shall be responsible for:

(i) providing strategic direction to the Parties' activities relating to the Development of LANI Compounds;

(ii) overseeing, reviewing and monitoring such activities and the progress thereof;

(iii) facilitating the exchange of information related to LANI Compounds between the Parties;

(iv) reporting regularly to the LC on the progress of the Development of LANI Compounds; and

(v) any other activities agreed to by the Parties from time to time.

3.3.3 Membership of JPT. The JPT shall be comprised of such number of representatives from Biota and Daiichi Sankyo as they agree from time to time.

3.4 Meetings of LC and JPT

The LC and JPT shall meet in accordance with the schedules established by mutual written agreement of the Parties, but no less frequently than once every six (6) months, with the location for in-person meetings alternating between Biota and Daiichi Sankyo facilities (or such other location that may be determined by the LC or the JPT as the case may be). Alternatively, the LC and the JPT may meet by means of teleconference, videoconference or other similar communications equipment. Each Party shall bear its own travel and lodging expenses related to the attendance of such meetings by its representatives. Each Party shall alternate the responsibility for the preparation of written minutes of the meetings of the LC and JPT, which shall become official only upon unanimous approval of the LC or the JPT as the case may be.

3.5 Decision Making of LC and JPT

Each of Biota and Daiichi Sankyo shall have collectively one (1) vote in all decisions within the purview of the LC and JPT (as specified in Sections 3.2.2 and 3.3.2) and the Parties shall attempt to make decisions by consensus. In the event that the LC or the JPT is unable to reach consensus with respect to a decision within its purview, either Party shall have the right, by written notice to the other Party, referencing this Section 3.5 and clearly stating the matter in dispute, to refer such dispute to the Parties' respective executives, in the case of Daiichi Sankyo, Vice President of the Licensing Department, and in the case of Biota the Chief Executive Officer for resolution. Notwithstanding anything herein to the contrary, the LC and the JPT shall not have any authority to amend, modify or waive compliance with any term or condition of this Agreement.

3.6 Relationship with Third Party Licensees

The Parties agree that negotiations with Third Party Licensees will be conducted on the basis of the license plans and policies determined by the LC and within the terms and spirit of the License Template. The LC will oversee the conduct of negotiations with potential Third Party Licensees but, to avoid confusion in dealing with Third Party Licensees, the Party who introduces the Third Party Licensee will take the lead in conducting negotiations with that Third Party Licensee, unless otherwise agreed by the Parties."

6. Intellectual Property

6.1 Section 7.1.1 of the CLA is hereby deleted and replaced by the

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following:

"7.1.1 The Inventions, patent applications and the patents regarding the LANI Compounds or Products generated by or on behalf of a Party, either solely or jointly with third parties, after the Effective Date of the CLA shall be owned by such Party. Such patent applications and patents shall be regarded as such Party's Patents and included in Appendices A (Biota Patents) or B (Daiichi Sankyo Patents) to the CLA. The Parties confirm that the Inventions, patent applications and the patents referred to in this Section 7.1.1 generated by or on behalf of Daiichi Sankyo fall within the Biota License and the Inventions, patent applications and the patents referred to in this Section 7.1.1 generated by or on behalf of Biota fall within the Daiichi Sankyo License."

6.2 Sections 7.1.2, 7.1.3 and 7.2.2 of the CLA are hereby deleted.

6.3 Section 7.3.3 of the CLA is hereby deleted and replaced by:

"7.3.3 Notwithstanding the provision of Section 7.2.1 and Section 7.3.2, if the Patents or Intellectual Properties that are threatened to be infringed or disputed by any third party are (i) any and all Patents related to the LANI Compounds or Products developed and Commercialized that is determined conclusively by the Licensing Committee to be the Development Candidate, or (ii) any and all Patents related to the Product for which the Regulatory Authority grants Marketing Approval, the Parties shall discuss and agree in good faith how such third party claim or suit against the Patents or Intellectual Properties should be defended and which party shall initiate the defence of said claim or suit. The initiating Party designated by said discussion ("Initiating Party") shall prosecute and control such claim or suit and periodically inform the other Party of its intended course of action and shall provide the other with the opportunity to comment on significant actions or elements of the Initiating Party. Neither Party shall settle any such claim or suit without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except as provided hereafter. Any costs and expenses, including reasonable attorneys' fees, incurred by Initiating Party in defending against such claim or suit shall be borne by both Parties equally. In the event the Parties cannot agree on the strategy for such action, including settlement, etc., the Initiating Party shall make the final determination."

7. <u>FLUNET</u>

7.1 A new Section 4.4 shall be inserted into the CLA as follows:

"4.4 FLUNET

4.4.1 The Parties acknowledge that subject to Section 4.4.2 below, Daiichi Sankyo may elect to have the exclusive right to develop and market the FLUNET Compounds in Japan prior to the FLUNET Option Deadline.

4.4.2 If Daiichi Sankyo exercises its right of election in accordance with Section 4.4.1, the Parties will negotiate in good faith a license agreement that would confer such a right on Daiichi Sankyo and, if such negotiations result in agreement on the content of a license agreement, the Parties will execute such license agreement.

4.4.3 If, upon the expiration of three(3) months from Daiichi Sankyo giving Biota notice of its election under Section 4.4.1, Daiichi-Sankyo and Biota have not executed a FLUNET License Agreement the Parties' rights and obligations under Sections 4.4.1 and 4.4.2 will cease at that point.

4.4.4 In the event that Daiichi Sankyo does not exercise its right of election under Section 4.4.1 or the FLUNET License Agreement is not executed within three (3) months from Daiichi Sankyo giving Biota notice of its election under Section 4.4.1, the Parties will endeavour to enter into a license agreement with a potential Third Party Licensee to develop and market the FLUNET Compounds in Japan."

8. Non-compete

8.1 Section 2.4.1 of the CLA is hereby deleted and replaced by the following:

"2.4.1. During the term of this Agreement, unless otherwise agreed between the Parties, each Party agrees that neither for itself or through its Affiliates will it develop, commercialize, or otherwise handle or deal with, directly or indirectly, or enter into any collaboration, license or development agreement or any other arrangement with any party other than the other Party to develop, Commercialize, or otherwise handle or deal with any product for the Field ("Competitive Product") in any country. The restrictions in this Section 2.4.1 shall not apply to:

(i) products already manufactured, distributed, sold, bought or otherwise dealt with by each Party or its Affiliates as of the Effective Date;

(ii) arrangements entered into with Third Party Licensees in accordance with this Agreement; or

(iii) arrangements entered into by Daiichi Sankyo in accordance with any license or commercialization agreement entered into by Biota and Daiichi Sankyo in relation to any Product."

9. Term and Termination

9.1 The term of this Amendment #2 shall commence on the date first above written and shall remain in effect as long as the CLA is in effect or until the Parties otherwise agree in writing to terminate this Amendment #2.

10. Entire Agreement

10.1 This Amendment #2, together with the CLA, as hereby amended,

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set forth the entire agreement and understanding between the Parties as to the subject matter hereof, and supersedes all agreements and understandings between the Parties as to the subject matter, whether oral or in writing. As provided in Section 2, the Amendment #1 is hereby deemed by the Parties to be of no effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment #2 to be executed and effective as of the date first indicated above.

BIOTA HOLDINGS LTD.

By: [signature]
Name: Peter Cook
Title: Chief Executive Officer

Date: 30 March 2009

DAIICHI SANKYO COMPANY, LIMITED

By: [signature]
Name: Noriaki Ishida
Title: Vice President, Licensing

Date: 3/27/09

BIOTA SCIENTIFIC MANAGEMENT PTY. LTD.

By: [signature]
Name: Peter Cook
Title: Chief Executive Officer

Date: 30 March 2009